Exhibit 99.1

Tidewater Announces Expanded FCPA Internal Investigation

NEW ORLEANS, October 4, 2007 – Tidewater Inc. (NYSE: TDW) has previously announced that the Audit Committee of its Board of Directors had engaged special counsel to conduct an internal investigation into the legality, under the Foreign Corrupt Practices Act (FCPA), of its Nigerian affiliate’s reimbursement of certain payments made by a third party agent to procure temporary importation permits and other authorizations necessary for Tidewater’s vessels and crews to operate in Nigerian waters, as well as to review certain practices and transactions in other jurisdictions to determine whether an expansion of the original scope of the investigation was warranted. The Audit Committee has now determined that other aspects of the company’s international operations merit a more intensive FCPA review and, accordingly, the scope of the investigation has been expanded to include the review of the company’s use in certain markets of third party marketing and other agents, and immigration and customs practices of the company in other countries.

Tidewater Inc. owns 454 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.